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                                                                   Exhibit 99.05


                         Name: _________________________


                          SELLING STOCKHOLDER AGREEMENT


        AGREEMENT, dated as of February __, 2000 (the "Agreement"), among Brooks Automation, Inc., a Delaware corporation (the "Company"), and each stockholder of the Company listed on Exhibit A, attached hereto (collectively the "Selling Stockholders").

                              W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company has determined that a public offering (the "Public Offering") of the Company's Common Stock, $.01 par value (the "Common Stock"), would be beneficial to the Company and its stockholders and proposes to issue shares of Common Stock (the "Company Shares") for such purpose; and

        WHEREAS, the Company also has determined that it would be beneficial to the Company and its stockholders for certain stockholders to have the opportunity to sell in the Public Offering a portion of the shares of Common Stock held by such stockholders; and

        WHEREAS, the Company has offered such stockholders such opportunity and the Selling Stockholders propose to accept such offer and sell in the Public Offering an aggregate of up to ______________ shares of Common Stock (the "Stockholder Shares").

        NOW THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter set forth and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.  PAYMENT OF EXPENSES.

                (a) The Company shall pay (i) all of the expenses, other than underwriting discounts, incurred in connection with the Public Offering (including, but not limited to, all registration, filing and qualification fees, transfer agent's fees, printing and engraving fees and legal and accounting fees), and (ii) the Company's pro rata portion of all underwriting discounts incurred in connection with the Public Offering, determined in accordance with the number of Company Shares and Stockholder Shares actually sold by each respective party in the Public Offering.

                (b) Each Selling Stockholder shall pay such Selling Stockholder's pro rata portion of all underwriting discounts incurred in connection with the Public Offering, determined in accordance with the number of Company Shares and Stockholder Shares actually sold by each respective party in the Public Offering.

                (c) Notwithstanding the provisions of this Section 1 or any other agreement of the Company to pay certain expenses of the Public Offering, if the payment of any such expenses by the Company shall be prohibited by any state Blue Sky or securities regulatory

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commission in a jurisdiction in which Shares are offered, then each Selling
Stockholder agrees to pay his or its pro rata portion of any such expenses determined in accordance with the number of Company Shares and Stockholder Shares actually sold by each respective party in the Public Offering.

        SECTION 2.  INDEMNIFICATION; CONTRIBUTION.

                (a) The Company shall indemnify each of the Selling Stockholders, and each person (if any) who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), against all losses, claims, damages and liabilities and expense (including all reasonable fees and disbursements of counsel incurred in defending against any such claim, damage or liability) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed or to be filed with the Securities and Exchange Commission (the "Commission"), in connection with the Public Offering, as the same may be amended or supplemented from time to time (the "Registration Statement") or in any prospectus filed with, or delivered to, the Commission in connection with the Public Offering, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, insofar as such losses, claims, damages, or liabilities are caused by an untrue statement of a material fact contained in, or any material fact omitted from, information relating to a Selling Stockholder furnished in writing to the Company by such Selling Stockholder for use in the Registration Statement or any amendment or supplement thereto, or any such prospectus, then the Company shall have no obligation hereunder to indemnify the Selling Stockholder furnishing such information.

                (b) Each Selling Stockholder shall indemnify each of the Company and the other Selling Stockholders, and each person (if any) who controls the Company or such other Selling Stockholder within the meaning of Section 15 of the Act against all losses, claims, damages and liabilities and expense (including all reasonable fees and disbursements of counsel incurred in defending against any such claim, damage or liability) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any prospectus filed with, or delivered to, the Commission in connection with the Public Offering, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but only with respect to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or any amendment or supplement thereto, or any such prospectus, PROVIDED, HOWEVER, no Selling Stockholder shall be liable in an amount that exceeds the aggregate public offering price of the Stockholder Shares sold by the Selling Stockholder, net of the underwriting discount.

                (c) The indemnity agreements of the Company and the Selling Stockholders contained in this Section 2 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive delivery of shares of Common Stock pursuant to the Public Offering.

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                (d) In order to provide for just and equitable contribution in circumstances in which indemnification provided for in paragraphs (a) or (of this Section 2 is unavailable, the Company and each of the Selling Stockholders shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including all reasonable fees and disbursements of counsel incurred in defending against any claim, damage, or liability), to which one or more of the Selling Stockholders may be subject in such proportion as is appropriate to reflect the relevant fault of the Company and the respective Selling Stockholders in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities and expenses as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that:

                               (i) in any case where any Selling Stockholder is
seeking contribution hereunder such Selling Stockholder shall be entitled to contribution from the remaining Selling Stockholders pursuant to this Agreement only after first seeking contribution from the Company;

                               (ii) no Selling Stockholder shall in any case be
required to contribute or make any payments under this paragraph (d) which in the aggregate exceed his pro rata share of such losses, claims, damages, liabilities and expenses determined in accordance with the total number of Company Shares and Stockholder Shares sold by each respective party hereto PROVIDED, HOWEVER, that no Selling Stockholder shall be liable to contribute an amount that exceeds the aggregate public offering price of the Stockholder Shares sold by the Selling Stockholder, net of the underwriting discount; and

                               (iii) neither the Company nor any Selling
Stockholder will be required to make any contribution to another Selling Stockholder with respect to matters for which the other Selling Stockholder would not otherwise be entitled to be indemnified under paragraph (a) of this
Section 2 had such indemnification been available.

        SECTION 3.  GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

        SECTION 4.  INVALIDITY.

        If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of the Agreement, all of which shall remain in full force and effect.

        SECTION 5.  COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        SECTION 6.  NOTICES.

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        Any notice given pursuant to this Agreement shall be sent by certified mail, return receipt requested, to the address set forth under each party's name on the signature page of this Agreement, or to such other address as may be designated by notice given to each party pursuant to the provisions hereof.

        SECTION 7.  HEADINGS.

        The headings contained in this Agreement are for descriptive purposes only and shall not be given substantive effect.

                           [Signature Page to Follow]


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        IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement under seal as of the day and year first written above.

                                               BROOKS AUTOMATION, INC.


                                               By: _____________________________
                                                   Robert J. Therrien, President


                                               SELLING STOCKHOLDERS


                                               ---------------------------------

                                               Address:

                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

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                                   EXHIBIT A

                              SELLING STOCKHOLDERS


                                   SCHEDULE A



                                                                   NUMBER OF
                                                  NUMBER OF        OPTIONAL
                                               FIRM SECURITIES   SECURITIES TO
                  SELLING STOCKHOLDER(S)         TO BE SOLD         BE SOLD
                  ----------------------       ---------------   -------------

               Daifuku America Corporation         150,000          100,000

               Robert Therrien                     255,000           45,000

               David Beaulieu                        5,000            1,000

               Ellen Richstone                       7,000            1,000

               James Pelusi                          9,000            1,000

               Michael Pippins                      33,000            5,000

               Michael Werner                       36,000            4,000

               Lynda Avallone                        2,500               --

               Steven Hebert                         2,500               --
                                                  --------          -------
                                                   500,000          165,000
Total ........................................    ========          =======








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